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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): DECEMBER 11, 1996


                             NEW VALLEY CORPORATION
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)



            1-2493                                13-5482050
   (Commission File Number)            (I.R.S. Employer Identification No.)

 100 S.E. SECOND STREET, MIAMI, FLORIDA                 33131
 (Address of principal executive offices)            (Zip Code)



                                 (305) 579-8000
              (Registrant's telephone number, including area code)

                                (NOT APPLICABLE)
          (Former name or former address, if changed since last report)




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ITEM 5. OTHER INFORMATION.

        As previously reported, as of the close of business on July 29, 1996, New Valley Corporation (the "Company") completed its reincorporation from the State of New York to the State of Delaware and effected a one-for-twenty reverse stock split of its Common Shares (the "Reverse Split"), as a result of effectuating two mergers with wholly-owned subsidiaries (the "Merger Transaction"). The Merger Transaction was approved at its Annual Meeting of Shareholders held on June 25, 1996.

        In connection with the Reverse Split, on September 26, 1996, the Company applied to list the Common Shares on The Nasdaq SmallCap Market ("NSCM"). On October 14, 1996, The Nasdaq Stock Market, Inc. ("Nasdaq") denied the Company's application to list the Common Shares on the NSCM because of the Company's failure to satisfy the minimum capital and surplus listing requirement. On November 8, 1996, the Company appealed Nasdaq's decision. On December 11, 1996, Nasdaq notified the Company that a Nasdaq Listing Qualifications Panel had denied its appeal and affirmed the staff's decision to deny the Company's NSCM listing application.

        The Common Shares, Class A Senior Preferred Shares, and the Class B Preferred Shares continue to trade on the OTC Bulletin Board under the symbols NVYL, NVLYA and NVLYB, respectively.




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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  NEW VALLEY CORPORATION


                                  By: /s/ Richard J. Lampen
                                      -------------------------
                                      Richard J. Lampen
                                      Executive Vice President

Date:  December 19, 1996






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